Exhibit 99.1

MPG OFFICE TRUST REPORTS
FOURTH QUARTER 2012 FINANCIAL RESULTS

LOS ANGELES, March 4, 2013 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended December 31, 2012.

Significant Fourth Quarter Events

•	We had $192.5 million of cash as of December 31, 2012, of which $151.7 million was unrestricted and $40.8 million was restricted.

•	During the fourth quarter of 2012, we completed new leases and renewals for approximately 74,000 square feet.

•
On October 1, 2012, a trustee sale was held with respect to Two California Plaza. As a result of the foreclosure, we were relieved of the obligation to repay the $470.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.

•
On December 14, 2012, a trustee sale was held with respect to 3800 Chapman. As a result of the foreclosure, we were relieved of the obligation to repay the $44.4 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer. MPG Office, L.P., our Operating Partnership, had previously received a release from the special servicer from all claims under the guaranty of partial payment.

•
On December 21, 2012, we sold our remaining 20% joint venture interest to our joint venture partner, an affiliate of Beacon Capital Partners, LLC. The joint venture owned One California Plaza, located in downtown Los Angeles, and Cerritos Corporate Center, located in Cerritos, California. Net proceeds from the transaction totaled approximately $41 million and will be used for general corporate purposes.

Subsequent Events

•
In January 2013, we executed a five-year lease extension with Gibson Dunn & Crutcher LLP, a prestigious international law firm ranked in the top 20 by American Lawyer. The firm occupies approximately 268,000 square feet at Wells Fargo Tower in downtown Los Angeles and the lease now expires in November 2022.

•
On January 29, 2013, we received a notice from Thomas MPG Holding, LLC requesting the redemption of 35,000 noncontrolling common units of our Operating Partnership. On January 30, 2013, we issued 35,000 shares of common stock in exchange for these units. After the redemption, the Company owns approximately 99.8% of our Operating Partnership.

Fourth Quarter 2012 Financial Results
Net income available to common stockholders for the quarter ended December 31, 2012 was $205.2 million, or $3.52 per diluted share, compared to net loss available to common stockholders of $(31.5) million, or $(0.62) per share, for the quarter ended December 31, 2011.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended December 31, 2012 was $130.9 million, or $2.24 per diluted share, compared to $(9.9) million, or $(0.20) per share, for the quarter ended December 31, 2011. Our share of FFO before specified items was $(6.5) million, or $(0.11) per share, for the quarter ended December 31, 2012 as compared to $(1.0) million, or $(0.02) per share, for the quarter ended December 31, 2011.

As of December 31, 2012, our office portfolio was comprised of six properties totaling approximately 6.6 million net rentable square feet, and on- and off-site parking garages totaling approximately 2.6 million square feet, which accommodate 8,057 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, March 5, 2013, to discuss the financial results of the fourth quarter and provide a company update. The conference call can be accessed by dialing (855) 374-0037 (Domestic) or (706) 758-3042 (International), ID number 99321449. The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com. Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through March 8, 2013. To access this replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The required passcode for the replay is ID number 99321449. The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 15, 2012 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Investments in real estate	$1,709,570	$2,586,980
Less: accumulated depreciation	(541,614)	(659,408)
Investments in real estate, net	1,167,956	1,927,572

Cash and cash equivalents	151,664	117,969
Restricted cash	40,810	74,387
Rents and other receivables, net	1,037	4,796
Deferred rents	45,834	54,663
Deferred leasing costs and value of in-place leases, net	50,470	71,696
Deferred loan costs, net	6,777	10,056
Other assets	2,311	7,252
Assets associated with real estate held for sale	—	14,000
Total assets	$1,466,859	$2,282,391

LIABILITIES AND DEFICIT
Liabilities:
Mortgage loans	$1,949,739	$3,045,995
Accounts payable and other liabilities	30,313	140,212
Acquired below-market leases, net	5,129	24,110
Total liabilities	1,985,181	3,210,317

Deficit:
Stockholders’ Deficit:
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 liquidation preference, 50,000,000 shares authorized; 9,730,370 shares issued and outstanding as of December 31, 2012 and 2011	97	97
Common stock, $0.01 par value, 100,000,000 shares authorized; 57,199,596 and 50,752,941 shares issued and outstanding as of December 31, 2012 and 2011, respectively	572	508
Additional paid-in capital	608,588	703,436
Accumulated deficit and dividends	(1,121,667)	(1,504,759)
Accumulated other comprehensive income (loss)	542	(15,166)
Total stockholders’ deficit	(511,868)	(815,884)
Noncontrolling Interests:
Accumulated deficit and dividends	(6,454)	(118,049)
Accumulated other comprehensive income	—	6,007
Total noncontrolling interests	(6,454)	(112,042)
Total deficit	(518,322)	(927,926)
Total liabilities and deficit	$1,466,859	$2,282,391

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Revenue:
Rental	$31,134	$32,006	$123,643	$133,852
Tenant reimbursements	15,250	16,326	62,134	65,057
Parking	6,867	6,796	27,354	27,346
Management, leasing and development services	216	2,096	2,412	6,811
Interest and other	420	155	15,628	1,895
Total revenue	53,887	57,379	231,171	234,961

Expenses:
Rental property operating and maintenance	14,402	14,633	56,658	55,940
Real estate taxes	5,193	4,821	20,108	20,007
Parking	1,968	1,831	7,526	7,825
General and administrative	6,615	6,909	24,336	24,166
Other expense	1,979	96	5,014	2,137
Depreciation and amortization	15,224	15,724	61,466	65,051
Impairment of long-lived assets	—	—	2,121	—
Interest	25,777	29,816	112,041	117,907
Loss from early extinguishment of debt	—	—	—	164
Total expenses	71,158	73,830	289,270	293,197

Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture and gain on sale of interest in unconsolidated joint venture	(17,271)	(16,451)	(58,099)	(58,236)
Equity in net income (loss) of unconsolidated joint venture	29	203	14,341	74
Gain on sale of interest in unconsolidated joint venture	50,051	—	50,051	—
Income (loss) from continuing operations	32,809	(16,248)	6,293	(58,162)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(788)	(14,578)	(50,318)	(107,835)
Gains on settlement of debt	138,215	—	333,201	190,380
Gains on sale of real estate	40,235	—	106,942	73,844
Income (loss) from discontinued operations	177,662	(14,578)	389,825	156,389

Net income (loss)	210,471	(30,826)	396,118	98,227
Net (income) loss attributable to noncontrolling common units of our Operating Partnership	(612)	3,985	(11,864)	(9,208)
Net income (loss) attributable to MPG Office Trust, Inc.	209,859	(26,841)	384,254	89,019
Preferred stock dividends	(4,638)	(4,637)	(18,550)	(18,806)
Preferred stock redemption discount	—	—	—	2,780
Net income (loss) available to common stockholders	$205,221	$(31,478)	$365,704	$72,993

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Basic income (loss) per common share:
Income (loss) from continuing operations	$0.49	$(0.37)	$(0.17)	$(1.32)
Income (loss) from discontinued operations	3.07	(0.25)	6.94	2.79
Net income (loss) available to common stockholders per share	$3.56	$(0.62)	$6.77	$1.47

Weighted average number of common shares outstanding – basic	57,634,484	50,676,545	54,043,655	49,682,202

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.48	$(0.37)	$(0.17)	$(1.32)
Income (loss) from discontinued operations	3.04	(0.25)	6.94	2.79
Net income (loss) available to common stockholders per share	$3.52	$(0.62)	$6.77	$1.47

Weighted average number of common and common equivalent shares outstanding – diluted	58,324,838	50,676,545	54,043,655	49,682,202

Amounts attributable to MPG Office Trust, Inc.:
Income (loss) from continuing operations	$32,725	$(13,901)	$8,968	$(49,360)
Income (loss) from discontinued operations	177,134	(12,940)	375,286	138,379
	$209,859	$(26,841)	$384,254	$89,019

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended		For the Year Ended
		Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$205,221	$(31,478)	$365,704	$72,993
Add:	Depreciation and amortization of real estate assets	15,430	23,124	78,258	102,457
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	635	1,737	3,431	6,911
	Impairment writedowns of depreciable real estate	—	—	2,121	23,218
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (a)	—	819	2,907	819
	Net income (loss) attributable to common units of our Operating Partnership	612	(3,985)	11,864	9,208
	Unallocated losses – unconsolidated joint venture (a)	(362)	(1,380)	(79)	(2,530)
Deduct:	Gains on sale of real estate	40,235	—	106,942	73,844
	Gains on sale of real estate – unconsolidated joint venture (a)	—	—	18,958	—
	Gain on sale of interest in unconsolidated joint venture	50,051	—	50,051	—
Funds from operations available to common stockholders and unit holders (FFO) (b)		$131,250	$(11,163)	$288,255	$139,232
Company share of FFO (c) (d)		$130,860	$(9,909)	$276,092	$123,230
FFO per share – basic		$2.27	$(0.20)	$5.11	$2.48
FFO per share – diluted		$2.24	$(0.20)	$5.06	$2.45
Weighted average number of common shares outstanding – basic		57,634,484	50,676,545	54,043,655	49,682,202
Weighted average number of common and common equivalent shares outstanding – diluted		58,324,838	51,120,752	54,531,562	50,319,551

Reconciliation of FFO to FFO before specified items: (e)
FFO available to common stockholders and unit holders (FFO)		$131,250	$(11,163)	$288,255	$139,232
Add:	Loss from early extinguishment of debt	—	—	—	399
	Default interest accrued on mortgages in default	427	10,005	28,750	43,299
	Writeoff of deferred financing costs related to mortgages in default	—	—	1,098	1,759
Deduct:	Gains on settlement of debt	138,215	—	333,201	190,380
	Gain from early extinguishment of debt, net – unconsolidated joint venture (a)	—	—	179	—
	Preferred stock redemption discount	—	—	—	2,780
FFO before specified items		$(6,538)	$(1,158)	$(15,277)	$(8,471)
Company share of FFO before specified items (c) (d)		$(6,519)	$(1,028)	$(14,874)	$(7,498)
FFO per share before specified items – basic		$(0.11)	$(0.02)	$(0.28)	$(0.15)
FFO per share before specified items – diluted		$(0.11)	$(0.02)	$(0.28)	$(0.15)
__________

(a)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for the unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 99.7% and 88.8% for the three months ended December 31, 2012 and 2011, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 93.8% and 88.5% for the years ended December 31, 2012 and 2011, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest, gains on settlement of debt and preferred stock redemptions create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to defaulted mortgage loans from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Preferred stock redemption discount represents the excess of the carrying amount of our Series A preferred stock over the fair value of the consideration transferred to the holders of our Series A preferred stock at the time of exchange, which is added to net income (loss) available to common stockholders in the calculation of earnings per share. We have excluded preferred stock redemptions from the calculation of FFO before specified items since these transactions are non-cash in nature and at the discretion of management. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing operations.